Exhibit 99.1
                                                 For more information, contact:
                                                             Robert D. Sznewajs
                                                                President & CEO
                                                                 (503) 598-3243

                                                                Anders Giltvedt
                                                 Executive Vice President & CFO
                                                                 (503) 598-3250

                WEST COAST BANCORP REPORTS RECORD SECOND QUARTER
                             AND SIX MONTHS EARNINGS


O EARNINGS PER DILUTED SHARE INCREASED BY 8% FOR THE FIRST SIX MONTHS OF 2004 O RETURN ON AVERAGE EQUITY EXCEEDS 15% FOR SECOND QUARTER OF 2004
O COMMERCIAL AND HOME EQUITY LOAN GROWTH OF 11% AND 26% RESPECTIVELY, FROM
  JUNE 30, 2003
O THREE NEW BRANCH LOCATIONS EXPECTED TO OPEN IN VANCOUVER, PORTLAND AND SALEM
  IN THE LAST HALF OF 2004

Lake Oswego, OR - July 13, 2004- West Coast Bancorp (NASDAQ: WCBO) today announced quarterly earnings of $5.3 million or $0.34 per diluted share for the second quarter of 2004, compared to earnings of $5.00 million or $0.32 per fully diluted share in the second quarter of 2003. This represents a 6% increase in net income and earnings per diluted share growth from the same quarter in 2003.


           ---------------------------------------------------------
                                              Three Months Ended
                                                   June 30,
           ---------------------------------------------------------
           (# in 000's except per share data)     2004         2003
           ---------------------------------------------------------
           Earnings per Diluted Share             $.34         $.32
           ---------------------------------------------------------
           Net Income                           $5,282       $4,999
           ---------------------------------------------------------
           Return on Average Equity               15.0%       14.8%
           ---------------------------------------------------------
           Book Value per Share                  $9.38        $9.07
           ---------------------------------------------------------
           Total Period End Loans           $1,300,684   $1,211,778
           ---------------------------------------------------------
           Total Period End Deposits        $1,424,762   $1,324,562
           ---------------------------------------------------------

"I'm pleased to report net income of $10.5 million or $.67 per fully diluted share for the first six months of 2004, representing an 8% increase from the $9.7 million or $.62 per fully diluted share in the same period a year ago. In addition, our return on average equity reached 14.9% for the first six months of 2004, as compared to 14.6% for the first six months in 2003. The Company continues its pattern of strong growth in commercial and home equity loans", said Robert D. Sznewajs, President and Chief Executive Officer.

"In addition, I am excited to announce two new branches which are expected to open in the last half of 2004, along with the previously announced branch in Vancouver, Washington. These two branches will be located in Gresham and Salem, Oregon. Our new locations, along with existing locations, give West Coast Bank the largest number of branches and the greatest deposit market share of any community bank in the Portland/Vancouver and Salem market areas", said Sznewajs.

WEST COAST BANCORP REPORTS SECOND QUARTER 2004 EARNINGS
July 13, 2004
pAGE 2 OF 6

Financial Results:

Excluding commercial real estate loans, average loans for the second quarter of 2004 grew 10% over the same period a year ago (see reconciliations to GAAP financial measure on page 6). Extending the trend and reflecting the Company's strategy, average commercial and home equity loan balances expanded 11% and 26%, respectively, from second quarter of 2003. Since the second quarter of 2003, total average loans grew $82 million or 7%, while total average deposits increased by $111 million or 9%. The Company has experienced excellent growth in lower cost average demand and money market deposits which combined expanded $162 million or nearly 20% over the same time period in 2003.

For the quarter ended June 30, 2004, net interest income was $18.3 million, an increase of $1.1 million compared with the second quarter of 2003. Higher interest earning assets outstanding and an improved deposit mix contributed to the increase in net interest income. The net interest margin declined to 4.68% from 4.78% in the same quarter last year mainly due to lower loan yields, particularly in the commercial real estate category.

Second quarter 2004 total non-interest income declined $.1 million from the same period a year ago. This was due to a $.5 million or 29% reduction in gains on sales of loans stemming from lower residential mortgage loan production. Combined, all other fee income sources increased $.4 million or 9%, with especially strong growth in trust, investment sales, and payment systems related revenues, which rose 20%, 26%, and 23%, respectively.

Total non-interest expense increased $.5 million or 3% in the second quarter of 2004 from the second quarter of 2003. Personnel expense increased $.5 million from higher salary and benefits costs, partly offset by lower commission payouts and higher salary reimbursement related to strong loan originations in the most recent quarter. Primarily due to branch and product expansion, equipment and occupancy expenses increased $.2 million from the second quarter of 2003. All other expenses declined $.2 million despite an increase of $.15 million in expenses on foreclosed real estate properties.

Annualized net charge-offs for the second quarter 2004 were 0.18% of average loans, compared to 0.08% in the same period last year. Net charge-offs were $.6 million in the second quarter ended June 30, 2004, up from $.3 million in the second quarter of 2003. At June 30, 2004, the allowance for loan losses was 1.47% of total loans, unchanged from June 30, 2003. Non-performing assets at the end of the second quarter 2004 were $6.6 million or .38% of total assets, compared to $6.3 million or .40% at June 30, 2003. The allowance for loan losses was 368% of total non-performing loans at June 30, 2004, versus 386% the same time last year.

During the second quarter of 2004, and consistent with its capital plan and pursuant to its corporate repurchase program, the Company repurchased 157,600 shares at an average cost of $21.97 per share. At June 30, 2004, approximately
1 million shares remained available for future repurchases under the program.

Other:

The Company will hold a webcast conference call Wednesday, July 14, 2004, at 8:30 a.m. Pacific Time, during which the Company will discuss second quarter results, review its strategic progress, and provide management's current earnings expectations for the full year 2004. To access the conference call via a live webcast, go to www.wcb.com and click on Investor Relations/Conference Call/West Coast Bancorp Webcast. The conference call may also be accessed by dialing 877-604-2074 a few minutes prior to 8:30 a.m. PDT. The call will be available for replay by accessing the Company's website at www.wcb.com and clicking on Investor Relations/Conference Call/Archived Conference Call (Replay).

WEST COAST BANCORP REPORTS SECOND QUARTER EARNINGS
July 13, 2004
Page 3 of 6

West Coast Bancorp is a Northwest bank holding company with $1.7 billion in assets, operating 48 offices in Oregon and Washington. West Coast Bancorp, the parent company of West Coast Bank and West Coast Trust, is headquartered in Oregon. West Coast Bank serves clients who seek the resources, sophisticated products and expertise of larger financial institutions, along with the local decision making, market knowledge, and customer service orientation of a community bank. The Company offers a broad range of banking, investment, fiduciary and trust services. For more information, please visit the Company web site at www.wcb.com.

Forward Looking Statements:

Statements in this release regarding future events, performance or results are "forward-looking statements" within the meaning of the Private Securities
Litigation Reform Act of 1995 ("PSLRA") and are made pursuant to the safe harbors of the PSLRA. Actual results could be quite different from those expressed or implied by the forward-looking statements. Factors that could cause results to differ from forward-looking statements include, among others: general economic and banking business conditions; evolving banking industry standards; competitive factors, including pricing pressures on Bancorp's loan yield and rates paid on deposits; changing customer investment, deposit and lending behaviors; changing interest rate environments, including the shape and the level of the yield curve, that could decrease net interest income and fee income, including lower gains on sales of loans; vendor service quality; changes in laws and other legal developments; changes in government funding of Small Business Administration ("SBA") loans; and changes in technology or required investments in technology.

Furthermore, the forward-looking statements are subject to risks related to the Company's ability to: attract and retain lending officers and other key personnel; close loans in the pipeline; generate loan and deposit balances at projected spreads; sustain fee generation; maintain asset quality; control the level of net charge-offs; generate retail investments; retain customers of greatest value; control expenses; monitor and manage the Company's internal control environments, including disclosure and financial reporting controls, and other matters.

Readers are cautioned not to place undue reliance on the forward-looking statements which reflect management's analysis only as of the date of the statements. Readers should carefully review the disclosures we file from time to time with the Securities and Exchange Commission ("SEC"). Bancorp undertakes no obligation to publicly review or update forward-looking statements to reflect events or circumstances that arise after the date of this report.


 FINANCIAL HIGHLIGHTS                     Three months ended   Six months ended
 (Unaudited)                                   June 30,            June 30,
 (Dollars and shares in thousands)         2004      2003       2004      2003
-------------------------------------------------------------------------------

 Interest and fees on loans              $19,170   $19,692    $38,106   $39,187
 Interest on investment securities         3,284     2,803      6,766     5,844
 Other interest income                        18        28         32        40
                                      -----------------------------------------
 Total interest income                    22,472    22,523     44,904    45,071
 Interest expense on deposit accounts      2,636     4,006      5,387     8,193
 Interest on borrowings including
   subordinated debentures                 1,544     1,283      2,988     2,946
                                      -----------------------------------------
 Total interest expense                    4,180     5,289      8,375    11,139
                                      -----------------------------------------
   Net interest income                    18,292    17,234     36,529    33,932
 Provision for loan loss                   1,000       850      1,900     1,700
 Non-interest income
   Service charges on deposit accounts     1,825     1,777      3,679     3,449
   Other service charges, commissions
     and fees                              1,940     1,712      3,645     3,104
   Trust revenues                            537       445      1,037       860
   Gains on sales of loans                 1,117     1,572      2,030     2,714
   Bank owned life insurance                 188       196        411       305
   Other                                      92       138        405       199
   Gains on sales of securities               75         -         75       192
                                      -----------------------------------------
 Non-interest income                       5,774     5,840     11,282    10,823

Non-interest expense
   Salaries and employee benefits          8,580     8,063     17,501    15,893
   Equipment                               1,307     1,245      2,607     2,461
   Occupancy                               1,313     1,174      2,887     2,355
   Check and other transaction processing    664       717      1,294     1,392
   Professional fees                         504       640        918     1,141
   Courier and postage                       473       519        939     1,028
   Marketing                                 639       678      1,130       967
   Other loan expense                        578       440        767       887
   Communications                            277       310        567       597
   Other taxes and insurance                 180       181        370       363
   Printing and office supplies              189       196        365       336
   Other non-interest expense                597       664      1,144     1,090
                                      -----------------------------------------
 Non-interest expense                     15,301    14,827     30,489    28,510
                                      -----------------------------------------
 Income before income taxes                7,765     7,397     15,422    14,545
 Provision for income taxes                2,483     2,398      4,969     4,826
                                      -----------------------------------------
 Net income                               $5,282    $4,999    $10,453    $9,719
                                      =========================================
     Basic earnings per share              $0.35     $0.33      $0.70     $0.64
     Diluted earnings per share            $0.34     $0.32      $0.67     $0.62

 Weighted average common shares            14,890    15,076     14,917    15,111
 Weighted average diluted shares           15,542    15,586     15,593    15,604


PERIOD END BALANCES                                                             Prior       Qtr-to-Qtr
(Unaudited)                     Quarter ended  Quarter ended   Year-to-year  Quarter ended   %dchange
(000's except per share data     Jun-04           Jun-03         % change       Mar-04      annualized
------------------------------------------------------------------------------------------------------
 Total assets                   $1,717,343      $1,593,544          7.8%     $1,684,001        7.9%
 Total investment securities      $308,688        $253,130         21.9%       $316,410       -9.8%
 Total loans                    $1,300,684      $1,211,778          7.3%     $1,260,771       12.7%
 Allowance for loan losses         $19,123         $17,843          7.2%        $18,685        9.4%
 Total deposits                 $1,424,762      $1,324,562          7.6%     $1,380,120       12.9%
 Total borrowings including
   subordinated debentures        $140,341        $113,072         24.1%       $148,739      -22.6%
 Stockholders' equity             $140,334        $137,676          1.9%       $143,114       -7.8%
 Non-performing assets              $6,583          $6,324          4.1%         $5,151      111.2%

WEST COAST BANCORP (unaudited)                 Second        Second       First       Year         Year
(in thousands except for per share data)       Quarter       Quarter     Quarter     to date      to date
(all rates have been annualized where           2004          2003        2004        2004         2003
 appropriate)
---------------------------------------------------------------------------------------------------------
CAPITAL
 - Stockholders' equity                       $140,334       $137,676    $143,114   $140,334    $137,676
 - Shares outstanding period end                14,968         15,179      15,025     14,968      15,179
 - Average stockholders' equity to ave asssets   8.30%          8.71%       8.47%      8.38%       8.73%
 - Book value per common share                   $9.38          $9.07       $9.52      $9.38       $9.07
 - Tangible book value per common share          $9.33          $9.00       $9.47      $9.33       $9.00
PERFORMANCE RATIOS
 - Return on average assets                      1.25%          1.29%       1.25%      1.25%       1.27%
 - Return on average equity                     15.04%         14.76%      14.79%       .92%      14.56%
 - Non-interest income to average assets         1.36%          1.50%       1.33%      1.35%       1.41%
 - Non-interest expense to average assets        3.62%          3.81%       3.68%      3.65%       3.73%
 - Efficiency ratio, tax equivalent             62.69%         63.05%      62.86%     62.77%      62.73%
RATES
 - Earned on interest-earning assets             5.73%          6.22%       5.86%      5.79%       6.33%
 - Paid on interest-bearing liabilities          1.39%          1.85%       1.40%      1.39%       1.97%
 - Net interest spread                           4.34%          4.37%       4.46%      4.40%       4.36%
 - Net interest margin                           4.68%          4.78%       4.78%      4.73%       4.80%
 - Tax equivalent net interest income          $18,709        $17,675     $18,655    $37,364     $34,820
AVERAGE ASSETS
 - Investment securities                      $310,021       $262,949    $317,741   $313,881    $263,431
 - Commercial loans                           $265,072       $239,188    $246,461   $255,767    $228,162
 - Real estate construction loans             $122,769       $118,839    $117,368   $120,068    $117,545
 - Real estate mortgage loans                 $191,269       $160,438    $182,234   $186,751    $156,890
 - Real estate commercial loans               $667,922       $642,014    $656,030   $661,976    $640,129
 - Installment and other consumer loans        $37,483        $41,870     $38,560    $38,022     $43,025
 - Total loans                              $1,284,515     $1,202,349  $1,240,653 $1,262,584  $1,185,751
 - Total interest earning assets            $1,606,929     $1,481,671  $1,568,364 $1,587,646  $1,462,931
 - Total assets                             $1,701,869     $1,559,660  $1,659,927 $1,681,173  $1,542,762
AVERAGE LIABILITIES
 - Total demand deposits                      $335,647       $266,461    $300,358   $318,314    $258,112
 - Total interest bearing demand,
    savings, and money market                 $732,928       $641,650    $734,022   $733,475    $632,774
 - Total certificates of deposits             $332,552       $382,425    $329,418   $330,985    $376,608
 - Total deposits                           $1,401,127     $1,290,536  $1,363,798 $1,382,774  $1,267,494
 - Total borrowings including subordinated
        debetures                             $147,943       $124,409    $141,389   $147,633    $130,800
 - Total interest bearing liabilities       $1,213,423     $1,148,485  $1,204,829 $1,212,093  $1,140,182
 - Total liabilities                        $1,560,643     $1,423,791  $1,519,305 $1,540,286  $1,408,128
AVERAGE ASSET/LIABILITY RATIOS
 - Average int. earning assets to
        int. bearing liabilities                132.4%         129.0%      130.2%     131.0%      128.4%
 - Loans to assets                               75.5%          77.1%       74.7%      75.1%       76.9%
 - Interest bearing deposits to assets           62.6%          65.7%       64.1%      63.3%       65.4%
ASSET QUALITY
 - Non-accruing loans                           $5,201         $4,621      $3,560     $5,201      $4,621
 - 90-day delinquencies                            -              -            $9        -           -
 - Total non-performing loans                   $5,201         $4,621      $3,569     $5,201      $4,621
 - Real estate owned                            $1,382         $1,703      $1,582     $1,382      $1,703
 - Total non-performing assets                  $6,583         $6,324      $5,151     $6,583      $6,324
ASSET QUALITY RATIOS
 - Allowance for loan losses to total            1.47%          1.47%       1.48%      1.47%       1.47%
 - Non-performing loans to total loans           0.40%          0.38%       0.28%      0.40%       0.38%
 - Allowance for loan losses to Non-
        performing loans                       367.68%        386.07%     523.57%    367.68%     386.07%
 - Non-performing assets to total assets         0.38%          0.40%       0.31%      0.38%       0.40%
 - Allowance for loan losses to Non-
        performing assets                      290.49%        282.12%     362.76%    290.49%     282.12%
 - Net loan charge-offs to average
        loans (annualized)                       0.18%          0.08%       0.11%      0.14%       0.12%

 Trailing Four Quarters                        Second       First     Fourth    Third    Trailing
 Financial Data and Ratios                     Quarter     Quarter    Quarter   Quarter    Four
 (Unaudited) (dollars in thousands)             2004         2004      2003      2003     Quarters
---------------------------------------------------------------------------------------------------

 Net income                                     $5,282      $5,171    $5,034    $5,045   $20,532
 Diluted earnings per share                      $0.34       $0.33     $0.32     $0.32     $1.31

 Return on average assets                        1.25%       1.25%     1.20%     1.24%     1.24%
 Return on average equity                       15.04%      14.79%    14.39%    14.59%    14.70%
 Net interest margin                             4.68%       4.78%     4.60%     4.63%     4.67%
 Efficiency ratio, tax equivalent               62.69%      62.86%    62.60%    63.00%    62.79%
 Non-interest income to Avg. Assets              1.36%       1.33%     1.30%     1.43%     1.36%
 Non-interest expense to Avg. Assets             3.62%       3.68%     3.54%     3.66%     3.63%


 NON GAAP FINANCIAL MEASURES BELOW


This press release includes information relating to the percentage change from prior periods in average total loans, that is calculated on a non-GAAP basis. Management uses this non-GAAP information internally, and has disclosed it to investors, based on its belief that the information provides additional, valuable information relating to its operating results in light of its business strategies.

The tables below include a reconciliation of these measures to comparable measures calculated in accordance with GAAP.

 Reconciliations to GAAP financial measures
 (Unaudited) (dollars in thousands):
-------------------------------------------

                                Quarter ended   Quarter end     Change
                                 Jun-04            Jun-03          $        %
                                -------------   -----------    --------  ------
 Average total loans excluding
 commercial real estate loans      $616,593       $560,335      $56,258     10%
 Average commercial real estate
  loans                             667,922        642,014       25,908      4%
                               ------------     ----------      -------   -----
 Average loans                   $1,284,515     $1,202,349      $82,166      7%
                               ============     ==========      ========  =====